Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-271802 and No. 333-192660) on Form S-8 and (No.333-269990) on Form S-3 of our reports dated February 21, 2024, with respect to the consolidated financial statements of American Airlines Group Inc. and the effectiveness of internal control over financial reporting.

/s/    KPMG LLP

Dallas, Texas

February 21, 2024

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-269990-01) on Form S-3 of our reports dated February 21, 2024, with respect to the consolidated financial statements of American Airlines, Inc. and the effectiveness of internal control over financial reporting.

/s/    KPMG LLP

Dallas, Texas

February 21, 2024